UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  April 17, 2008

Sustut Exploration, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 5th Avenue #220 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 274 5321

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

On April 17, 2008, our board of directors and a majority of our stockholders approved a 0.99026241954-for-1 reverse stock split (the “Reverse Split”) of our common stock, par value $0.001 per share (the “Common Stock”).

Pursuant to the Reverse Split, every one (1) share of our issued and outstanding Common Stock as presently classified will, as of the close of business on April 17, 2008, be reclassified and combined into 0.99026241954 of one (1) whole post-split share of the Registrant’s Common Stock. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. No fractional shares of Common Stock shall be issued as a result of the Reverse Split, and any fractional shares owed due to the Reverse Split shall be rounded up or down to the nearest whole share.

We have requested that the post-split shares begin trading on the OTC Bulletin Board on April 29, 2008 or as soon thereafter as is reasonably practicable.

After the Reverse Split becomes effective, each stockholder’s percentage ownership interest in us and proportional voting power will remain virtually unchanged except for minor changes that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of our Common Stock will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities will be appropriately adjusted for the Reverse Split.

Item 5.03.    Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 17, 2008, we filed a certificate of amendment to our certificate of incorporation in order to effectuate the Reverse Split. The information set forth in Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01.    Financial Statements and Exhibits .

(d)    Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTUT EXPLORATION, INC.

Dated: April 17, 2008                       By: /s/ Terry Hughes
                                                            Name: Terry Hughes
                                                            Title:  President